UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 15, 2018 (February 23, 2018)

EPHS HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Nevada	000-55906	82-4383947
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

7694 Colony Palm Drive Boynton Beach, FL 33436

(Address of principal executive offices and zip code)

(212) 321-0091

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.06      Change in Shell Company Status.

EPHS Holdings, Inc. (the “Company”) and its predecessor are not, and were not, a “shell company,” as that term is defined in Rule 405 under the Securities Act of 1933 and Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”). However, to the extent it may be deemed a “shell company” by the OTC Market, the Company is filing this Form 8-K to state the transaction in which the company was acquired out of Receivership.

On February 23, 2018, the Company began filing required documents with the Securities Exchange Commission (the “SEC”), including a registration statement on Form 10. In addition, the Company has more than nominal assets, including cash and cash equivalents, and has had such assets prior to the filing of the Form 10. Accordingly, the Company does not believe it is a shell company, and has been and became a reporting company under the Exchange Act.

EPHS holdings was incorporated under the laws of the State of Nevada on January 28, 2009 under the name Quantum Bit Induction Technology, Inc. On January 2, 2018, the Company filed a Certificate of Amendment with the Secretary of State changing its name to EPHS Holdings, Inc. The Company is engaged in the business of producing both medicinal and recreational cannabis in accordance with the laws of the Health Canadian Access to Cannabis for Medical Purposes Regulation (“ACMPR”). The company currently has, and intends to further develop, business and operational plans to cultivate and distribute cannabis via a commercial cultivation license, as so allowed per ACMPR.

The description of this new status does not purport to be complete and is qualified in its entirety by reference to the registration of securities, hereto, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2018	EPHS HOLDINGS, INC.

	By:	/s/ Gianfranco Bentivoglio
	Name:	Gianfranco Bentivoglio
	Title:	Chief Executive Officer and Chief Financial Officer